AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made this 17th day of December, 2008 by and between EAU TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and WADE R. BRADLEY, an individual resident of the State of Georgia (the “Employee”)

BACKGROUND

WHEREAS, Company and Employee previously entered into an employment agreement dated October 24, 2006 (the “Employment Agreement”); and

WHEREAS, the parties wish to amend the Employment Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW THEREFORE, for and in consideration of ten dollars and other for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended as follows:

1.           Section (i) of Schedule 1 attached to the Employment Agreement is hereby amended and restated to read as follows:

(i)           “Permanent Disability” shall mean (i) the inability of the Employee to engage in any substantial gainful activity with respect to the Employee’s duties with the Company by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (ii) the receipt by the Employee of income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (iii) the Employee is determined to be disabled by the Social Security Administration.

2.           In all other respects, the provisions of the Employment Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date set forth above.

COMPANY: EAU TECHNOLOGIES, INC.

By:	/s/ Karl Hellman
Print Name: Karl Hellman
Title: Director

EMPLOYEE:

By:	/s/ Wade R. Bradley
Wade R. Bradley